As filed with the Securities and Exchange Commission on September 24, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	10000 Alliance Road Cincinnati, Ohio 45242 (513) 793-3200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	31-0888951 (IRS Employer Identification Number

1995 DIRECTORS’ STOCK OPTION PLAN
(Full Title of the Plan)

Mark A. Weiss, Esq.
Keating, Muething & Klekamp, P.L.L.
1400 Provident Tower
One East Fourth Street
Cincinnati, Ohio 45202
Telephone: (513) 579-6599
Facsimile: (513) 579-6956
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered Common Stock	Amount To Be Registered 22,500 Shares	Offering Price Per Share $10.23(2)	Proposed Maximum Aggregate Offering Price $230,175(2)	Proposed Maximumm Amount of Registration Fee(3) $22

(1)

This Registration Statement is filed for up to 22,500 shares of common stock of LSI Industries Inc. (the "Registrant") issuable to directors of the Registrant pursuant to the LSI Industries Inc. 1995 Directors' Stock Option Plan, as amended.

(2)	Estimated solely for purposes of calculating registration fee.
(3)	Registration fee has been calculated pursuant to Rule 457(h).

        As permitted by General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 33-64723) are incorporated by reference into this Registration Statement on Form S-8.

        The consolidated financial statements of LSI Industries Inc. and its subsidiaries as of and for the year ended June 30, 2001 and June 30, 2000, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, and LSI Industries Inc. has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 8.    Exhibits

5 10 23.1 23.2 24

Opinion of Keating, Muething & Klekamp, P.L.L.

LSI Industries Inc. 1995 Directors' Stock Option Plan, as amended

Consent of Keating, Muething & Klekamp, P.L.L. (contained on Exhibit 5).

Consent of Independent Certified Public Accountants

Power of Attorney (contained on the signature page).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on September 23, 2002.

LSI INDUSTRIES INC. By: /s/Robert J. Ready Robert J. Ready Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Robert J. Ready or Ronald S. Stowell, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

Signature

/s/Robert J. Ready
*Robert J. Ready

/s/Ronald S. Stowell
*Ronald S. Stowell

/s/Allen L. Davis
*Allen L. Davis

/s/Gary P. Kreider
*Gary P. Kreider

/s/Wilfred T. O'Gara
*Wilfred T. O'Gara

/s/Dennis B. Meyer
*Dennis B. Meyer

/s/James P. Sferra
*James P. Sferra

Capacity

Chairman of the Board, Chief
Executive Officer and President
(Principal Executive Officer)

Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer

Director

Director

Director

Director

Director, Secretary, and Executive
Vice President-Manufacturing

Date September 23, 2002 September 23, 2002 September 23, 2002 September 23, 2002 September 23, 2002 September 23, 2002 September 23, 2002